Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

April 5, 2013

4/4/13 BARX Investor Solutions from Barclays Capital- Integration barxis-test.barcapint.com/US/7/en/home.app 1/2 Equities ETN+ S&P VEQTOR™ ETN+ Shiller CAPE™ ETN+ Select MLP Leveraged ETN+ Long B S&P 500 ETN+ Long C S&P 500 ETN+ Short B S&P 500 Educational Product Primers Latest New s Internal Apps Price Upload BARX IS : Trading BARX IS : Console Barclays Bank PLC to Automatically Redeem the Barclays ETN+ Short C Leveraged ETN Barclays Bank PLC announced today the automatic redemption of its Short C Leveraged Exchange Traded Notes linked to the Inverse Performance of the S&P 500® Total Return Index. Read More Latest News Popular Resources Selected Risk Considerations An investment in the ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but w e urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index betw een the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you w ill lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs w ill alw ays be low er than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditw orthiness of Barclays Bank PLC w ill affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC w ere to default on its obligations, you may not receive any amounts ow ed to you under the terms of the ETNs. 1Y 6M 1M 1D Market Data ETN+ S&P VEQTOR™ ETN ETNs Item Price Change ETN+ S&P VEQTOR™ ETN 134.09 0.00% Barclay s ETN+ Shiller CAPE ETN 55.21 Barclay s ETN+ Select MLP ETN 25.76 0.00% ETN+ Long B linked to the S&P 500 Total Return Index 122.57 0.00% ETN+ Long C linked to the S&P 500 Total Return Index 197.73 0.00% ETN+ Short B linked to the S&P 500 Total Return Index 47.63 0.00% Indices Underly ing Price Change S&P 500 1,553.69 0.00% S&P 500 VEQTOR 255,405.59 0.00% Barclay s Shiller CAPE Index 321.92 0.00% ETN+ Contacts Email etndesk@barclays.com Hotline +1 212 528 7990 USA (en) Shiller Barclays CAPE US Core Sector Index Overview ETN+ Shiller CAPE ETN Factsheet ETN+ S&P VEQTOR ETN Overview ETN+ S&P VEQTOR ETN Factsheet ETN+ Long Notes Brochure ETN+ FAQ TM TM TM TM Jul ‘12 Jan ‘13 130 135

4/4/13 BARX Investor Solutions from Barclays Capital- Integration barxis-test.barcapint.com/US/7/en/home.app 2/2 A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as w e are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 ETNs (depending on the series) at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if w e receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case w here the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your ow n tax advisor about your tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) w ith the SEC for the offering to w hich this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed w ith the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting w w w .etnplus.com or EDGAR on the SEC w ebsite at w w w .sec.gov. Alternatively, Barclays Bank PLC w ill arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return Index™”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPE™ US Core Sector Index” is a trademark of Barclays Bank PLC “CAPE™” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPE™ US Core Sector Index (the “Index”) w hich is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published w ith their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or w arranty, express or implied, to the ow ners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPE™ US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of w hich is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon w hich it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no w arranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon w hich it is based, and expressly disclaims all w arranties of the merchantability or fitness for a particular purpose w ith respect thereto, and shall not be liable for any claims or losses of any nature in connection w ith the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used w ith the permission, of their respective ow ners. NOT FDIC INSURED—NO BANK GUARANTEE—MAY LOSE VALUE © Barclays Bank PLC 2013

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=73025 1/2 Equities ETN+ S&P VEQTOR™ ETN+ Shiller CAPE™ ETN+ Select MLP Leveraged ETN+ Long B S&P 500 ETN+ Long C S&P 500 ETN+ Short B S&P 500 Educational Product Primers Latest New s Internal Apps Price Upload BARX IS : Trading BARX IS : Console ETN+ S&P VEQTOR™ ETN Overview Chart Description: The Barclays ETN+ S&P VEQTOR™ ETNs (the “ETNs”) are senior, unsecured debt securities issued by Barclays Bank PLC that are linked to the performance of the S&P 500®; Dynamic VEQTOR™ Total Return Index (the “Index”). Investors can trade the ETNs on the NYSE Arca exchange at a market price or receive a cash payment (less an investor fee) at the scheduled maturity or upon early redemption. The Index seeks to provide investors w ith broad equity market exposure w ith an implied volatility hedge by dynamically allocating its notional investments among three components: equity, volatility and cash. The equity component of the Index is represented by the S&P 500® Total Return and the volatility component of the Index is represented by the S&P 500® VIX Short-Term Futures™ Index. Profile Asset Class Equities Denomination $100.00 Ticker VQT Participation 1.00 Equity Allocation 0.975 Vol Allocation 0.025 Fee Rate 0.95% p.a. Documentation Prospectus Factsheet Overview Product Data as of 03 Apr 2013 Closing Indicative Note Value 134.09 Notes Outstanding 2,292,134 Market Capitalization USD307,352,248 Market Data Daily High 134.09 Yearly High 135.30 All Time High 137.47 Daily Low 134.09 Yearly Low 125.86 All Time Low 100.00 The inv estor f ee is calculated on a daily basis in the f ollowing manner: The inv estor f ee on the initial v aluation date will equal zero. On each subsequent calendar day until maturity or early redemption, the inv estor f ee will increase by an amount equal to the Annual Fee times the closing indicativ e note v alue of y our securities on the immediately preceding calendar day times the closing lev el of the Index on such calendar day div ided by the closing lev el of the Index on the immediately preceding calendar day (or, if such day is not an index business day , the such quotient will equal one) div ided by 365. Because y our notes are subject to an inv estor f ee, the return on the ETNs will alway s be lower than the total return on a direct inv estment in the Index. The “Closing Indicativ e Note Value” is historical, does not guarantee f uture perf ormance, and is shown f or illustrativ e purposes only . The issuer or an af f iliate will prov ide the of f icial redemption v alue to the redeeming holder in adv ance of any redemption. Market Capitalization = Closing Indicativ e Note Value x Notes Outstanding. Indicative Value History PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS Selected Risk Considerations An investment in the ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but w e urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index betw een the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you w ill lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs w ill alw ays be low er than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditw orthiness of Barclays Bank PLC w ill affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC w ere to default on its obligations, you may not receive any amounts ow ed to you under the terms of the ETNs. USA (en) 1 2 3 1 2 3

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=73025 2/2 Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC w ill automatically redeem a series of ETNs (in w hole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate betw een the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index w ill depend upon the success of the Index in dynamically allocating betw een the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance w ith pre-defined w eightings that may not be optimal. Dynamic Allocation and Strategy Risk: The value of the Shiller Barclays CAPE™ US Core Sector Index w ill depend upon the success of such index in dynamically allocating among the Sector Indices. The allocation among the Sector Indices is based upon a proprietary index methodology sponsored by Barclays Bank PLC that may not provide outperformance relative to any alternative allocation among the Sector Indices or a diversified portfolio generally, and is made in accordance w ith pre-defined w eightings that may not be optimal. Leverage Risk: In cases w here an investment in the ETNs is leveraged, changes in the level of the underlying index w ill have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index w ill result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor w ill suffer losses on an investment in the ETNs substantially greater than an investor w ould if the ETNs did not contain a leverage component. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as w e are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if w e receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. The Payment on the ATMP ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you w ould receive if such payment w ere determined by reference to the official closing level of the Index. No Guaranteed Coupon Payments: In case w here the ETNs are scheduled to pay a coupon, you are not guaranteed to receive coupon payments on the ETNs. You w ill receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder w ould have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case w here the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your ow n tax advisor about your tax situation. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return Index™”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPE™ US Core Sector Index” is a trademark of Barclays Bank PLC “CAPE™” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPE™ US Core Sector Index (the “Index”) w hich is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published w ith their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or w arranty, express or implied, to the ow ners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPE™ US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of w hich is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon w hich it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no w arranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon w hich it is based, and expressly disclaims all w arranties of the merchantability or fitness for a particular purpose w ith respect thereto, and shall not be liable for any claims or losses of any nature in connection w ith the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used w ith the permission, of their respective ow ners. © Barclays Bank PLC 2013

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=174066 1/3 Equities ETN+ S&P VEQTOR™ ETN+ Shiller CAPE™ ETN+ Select MLP Leveraged ETN+ Long B S&P 500 ETN+ Long C S&P 500 ETN+ Short B S&P 500 Educational Product Primers Latest New s Internal Apps Price Upload BARX IS : Trading BARX IS : Console Barclays ETN+ Shiller CAPE ETN Overview Chart Description: Barclays ETN+ Shiller CAPE™ ETNs (the “ETNs”) are senior, unsecured debt securities issued by Barclays Bank PLC that are linked to the performance of the Shiller Barclays CAPE™ US Core Sector Index (the “Index”). Investors can trade the ETNs on the NYSE Arca exchange at a market price or receive a cash payment (less an investor fee) at the scheduled maturity or upon early redemption. The Index incorporates the principles of long-term investing distilled by Dr. Robert Shiller and expressed through the CAPE™ (Cyclically Adjusted Price Earnings) Ratio. The Index aims to provide notional long exposure to the top four US equity sectors that are relatively undervalued as defined by a modified version of the classic CAPE™ Ratio and possess relatively stronger price momentum over the prior tw elve months. Each US equity sector is represented in the Index by one of the nine S&P Select Sector Indices (the “Sector Indices”). Profile Asset Class Equities Denomination 50.00 Ticker CAPE Fee Rate 0.45% p.a. Documentation Prospectus Overview Factsheet Product Data as of 03 Apr 2013 Closing Indicative Note Value 55.21 Notes Outstanding 134,200 Market Capitalization USD7,409,182 Market Data Daily High 55.21 Yearly High 55.92 All Time High 55.92 Daily Low 55.21 Yearly Low 47.55 All Time Low 47.55 Sector Allocations as of 28 Feb 2013: Sector 1 Industrial Sector 2 Financial Sector 3 Energy Sector 4 Health Care The inv estor f ee on the initial v aluation date will be equal zero. On each subsequent calendar day until maturity or early redemption, the inv estor f ee will increase by an amount equal to 0.45% times the closing indicativ e note v alue on the immediately preceding calendar day times the daily index f actor on that day (equal to the closing lev el of the Index on such index business day div ided by the closing lev el of the Index on the immediately preceding index business day ; if such day is not an index business day , the such quotient will equal one) div ided by 365. Because y our notes are subject to an inv estor f ee, the return on the ETNs will alway s be lower than the total return on a direct inv estment in the Index. The “Closing Indicativ e Note Value” is historical, does not guarantee f uture perf ormance, and is shown f or illustrativ e purposes only . The issuer or an af f iliate will prov ide the of f icial redemption v alue to the redeeming holder in adv ance of any redemption. Market Capitalization = Closing Indicativ e Note Value x Notes Outstanding. Indicative Value History PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS Selected Risk Considerations An investment in the ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but w e urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index betw een the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and USA (en) 1 2 3 1 2 3

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=174066 2/3 other applicable costs, you w ill lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs w ill alw ays be low er than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditw orthiness of Barclays Bank PLC w ill affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC w ere to default on its obligations, you may not receive any amounts ow ed to you under the terms of the ETNs. Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC w ill automatically redeem a series of ETNs (in w hole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate betw een the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index w ill depend upon the success of the Index in dynamically allocating betw een the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance w ith pre-defined w eightings that may not be optimal. Dynamic Allocation and Strategy Risk: The value of the Shiller Barclays CAPE™ US Core Sector Index w ill depend upon the success of such index in dynamically allocating among the Sector Indices. The allocation among the Sector Indices is based upon a proprietary index methodology sponsored by Barclays Bank PLC that may not provide outperformance relative to any alternative allocation among the Sector Indices or a diversified portfolio generally, and is made in accordance w ith pre-defined w eightings that may not be optimal. Leverage Risk: In cases w here an investment in the ETNs is leveraged, changes in the level of the underlying index w ill have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index w ill result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor w ill suffer losses on an investment in the ETNs substantially greater than an investor w ould if the ETNs did not contain a leverage component. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as w e are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if w e receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. The Payment on the ATMP ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you w ould receive if such payment w ere determined by reference to the official closing level of the Index. No Guaranteed Coupon Payments: In case w here the ETNs are scheduled to pay a coupon, you are not guaranteed to receive coupon payments on the ETNs. You w ill receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder w ould have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case w here the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your ow n tax advisor about your tax situation. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return Index™”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPE™ US Core Sector Index” is a trademark of Barclays Bank PLC “CAPE™” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPE™ US Core Sector Index (the “Index”) w hich is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published w ith their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or w arranty, express or implied, to the ow ners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPE™ US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of w hich is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon w hich it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no w arranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon w hich it is based, and expressly disclaims all w arranties of the merchantability or fitness for a particular purpose w ith respect thereto, and shall not be liable for any claims or losses of any nature in connection w ith the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used w ith the permission, of their respective ow ners.

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=211115 1/3 Equities ETN+ S&P VEQTOR™ ETN+ Shiller CAPE™ ETN+ Select MLP Leveraged ETN+ Long B S&P 500 ETN+ Long C S&P 500 ETN+ Short B S&P 500 Educational Product Primers Latest New s Internal Apps Price Upload BARX IS : Trading BARX IS : Console Barclays ETN+ Select MLP ETN Overview Chart Description: Barclays ETN+ Select MLP ETN (the “ETN”) is linked to the performance of the consolidated Volume-Weighted Average Price (“VWAP”) level of the Atlantic Trust Select MLP Index (Bloomberg ticker: BXIIATMP) (the “Index”). The Index is designed to provide exposure to a basket of midstream U.S. and Canadian master limited partnerships, limited liability companies and corporations (collectively, “MLPs”) in the GICS Energy Sector and GICS Gas Utilities Industry that trade on major U.S. exchanges and meet certain eligibility criteria, including long-term credit rating, the portion of cash flow driven by mid-stream operations and size as measured by free-float market capitalization and average daily trading value. The index may consist of both limited partnership (LP) interests in MLPs and interests in the general partner (GP) of a MLP. Profile Asset Class Equities Denomination 25.00 Ticker ATMP Index Exposure 25.77 Fee Rate 0.95% p.a. Documentation Overview Prospectus Product Data as of 03 Apr 2013 Closing Indicative Note Value 25.76 Notes Outstanding 3,410,772 Market Capitalization USD87,861,487 Market Data Daily High 25.76 Yearly High 26.25 All Time High 26.25 Daily Low 25.76 Yearly Low 24.72 All Time Low 24.72 Coupons: Coupon Valuation Date Coupon Ex Date Coupon Record Date Coupon Payment Date Coupon Amount Coupon Yield 05/15/2013 05/24/2013 05/29/2013 06/06/2013 08/15/2013 08/26/2013 08/28/2013 09/06/2013 11/15/2013 11/26/2013 11/29/2013 11/29/2013 Source: Barclay s. Subject to change. The Daily Fee Value on any calendar day is equal to the product of (1) the closing VWAP lev el on such calendar day div ided by the VWAP f actor and (2) the Yearly ETN Fee div ided by 365. Because the daily f ee v alue is calculated and subtracted f rom the closing indicativ e v alue on a daily basis, the net ef f ect of the f ee accumulates ov er time and is subtracted at the rate of 0.95% per y ear. The “Closing Indicativ e Note Value” is historical, does not guarantee f uture perf ormance, and is shown f or illustrativ e purposes only . The issuer or an af f iliate will prov ide the of f icial redemption v alue to the redeeming holder in adv ance of any redemption. Market Capitalization = Closing Indicativ e Note Value x Notes Outstanding “Current Yield” equals the current Coupon Amount annualized and div ided by the relev ant closing indicativ e v alue of the ETNs, rounded f or ease of analy sis. The relev ant closing indicativ e v alue is the closing indicativ e v alue of the ETNs ref erenced in the coupon declaration press release issued f or that coupon pay ment. Coupon pay ments are calculated and paid in accordance with the terms described in the relev ant prospectus. Past perf ormance is not indicativ e of f uture results. Indicative Value History PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS Selected Risk Considerations An investment in the ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but w e urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index betw een the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and USA (en) 1 2 3 4 1 2 3 4

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=211115 2/3 other applicable costs, you w ill lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs w ill alw ays be low er than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditw orthiness of Barclays Bank PLC w ill affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC w ere to default on its obligations, you may not receive any amounts ow ed to you under the terms of the ETNs. Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC w ill automatically redeem a series of ETNs (in w hole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate betw een the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index w ill depend upon the success of the Index in dynamically allocating betw een the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance w ith pre-defined w eightings that may not be optimal. Dynamic Allocation and Strategy Risk: The value of the Shiller Barclays CAPE™ US Core Sector Index w ill depend upon the success of such index in dynamically allocating among the Sector Indices. The allocation among the Sector Indices is based upon a proprietary index methodology sponsored by Barclays Bank PLC that may not provide outperformance relative to any alternative allocation among the Sector Indices or a diversified portfolio generally, and is made in accordance w ith pre-defined w eightings that may not be optimal. Leverage Risk: In cases w here an investment in the ETNs is leveraged, changes in the level of the underlying index w ill have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index w ill result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor w ill suffer losses on an investment in the ETNs substantially greater than an investor w ould if the ETNs did not contain a leverage component. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as w e are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if w e receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. The Payment on the ATMP ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you w ould receive if such payment w ere determined by reference to the official closing level of the Index. No Guaranteed Coupon Payments: In case w here the ETNs are scheduled to pay a coupon, you are not guaranteed to receive coupon payments on the ETNs. You w ill receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder w ould have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case w here the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your ow n tax advisor about your tax situation. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return Index™”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPE™ US Core Sector Index” is a trademark of Barclays Bank PLC “CAPE™” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPE™ US Core Sector Index (the “Index”) w hich is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published w ith their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or w arranty, express or implied, to the ow ners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPE™ US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of w hich is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon w hich it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no w arranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon w hich it is based, and expressly disclaims all w arranties of the merchantability or fitness for a particular purpose w ith respect thereto, and shall not be liable for any claims or losses of any nature in connection w ith the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used w ith the permission, of their respective ow ners.

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=40140 1/2 Equities ETN+ S&P VEQTOR™ ETN+ Shiller CAPE™ ETN+ Select MLP Leveraged ETN+ Long B S&P 500 ETN+ Long C S&P 500 ETN+ Short B S&P 500 Educational Product Primers Latest New s Internal Apps Price Upload BARX IS : Trading BARX IS : Console ETN+ Long B linked to the S&P 500 Total Return Index Overview Chart Description: Barclays ETN+ Long B leveraged Exchange Traded Notes (the “securities”) seek to approximate the returns that might be available through a “long” investment in the equity securities underlying the S&P 500® Total return index (the “index”). The securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption unless a stop-loss termination event occurs, you w ill receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the index, less the accrued financing charges applied by Barclays Bank PLC. Profile Asset Class Equities Index S&P 500 Total Return Index Denomination $50.00 Ticker BXUB Financing Level $102.89 Index Exposure $225.46 Participation 1.84 Financing Level T-bills + 0.75% p.a. Documentation Prospectus Fact Sheet Frequently Asked Questions ETN+ Long Notes Brochure Product Data as of 03 Apr 2013 Closing Indicative Note Value 122.57 Notes Outstanding 23,467 Market Capitalization USD2,876,350 Market Data Daily High 122.57 Yearly High 124.94 All Time High 124.94 Daily Low 122.57 Yearly Low 79.83 All Time Low 39.33 The f inancing rate will equal the sum of (a) 0.75% plus (b) the y ield to maturity of the most recent weekly auctioned 91-day U.S. Treasury Bills ef f ectiv e on the preceding business day in New York City . The “Closing Indicativ e Note Value” is historical, does not guarantee f uture perf ormance, and is shown f or illustrativ e purposes only . The issuer or an af f iliate will prov ide the of f icial redemption v alue to the redeeming holder in adv ance of any redemption. Market Capitalization = Closing Indicativ e Note Value x Notes Outstanding. Indicative Value History PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS Selected Risk Considerations An investment in the ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but w e urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index betw een the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you w ill lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs w ill alw ays be low er than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditw orthiness of Barclays Bank PLC w ill affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC w ere to default on its obligations, you may not receive any amounts ow ed to you under the terms of the ETNs. Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC w ill automatically redeem a series of ETNs (in w hole only, USA (en) 1 2 3 1 2 3

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=40140 2/2 but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate betw een the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index w ill depend upon the success of the Index in dynamically allocating betw een the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance w ith pre-defined w eightings that may not be optimal. Dynamic Allocation and Strategy Risk: The value of the Shiller Barclays CAPE™ US Core Sector Index w ill depend upon the success of such index in dynamically allocating among the Sector Indices. The allocation among the Sector Indices is based upon a proprietary index methodology sponsored by Barclays Bank PLC that may not provide outperformance relative to any alternative allocation among the Sector Indices or a diversified portfolio generally, and is made in accordance w ith pre-defined w eightings that may not be optimal. Leverage Risk: In cases w here an investment in the ETNs is leveraged, changes in the level of the underlying index w ill have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index w ill result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor w ill suffer losses on an investment in the ETNs substantially greater than an investor w ould if the ETNs did not contain a leverage component. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as w e are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if w e receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. The Payment on the ATMP ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you w ould receive if such payment w ere determined by reference to the official closing level of the Index. No Guaranteed Coupon Payments: In case w here the ETNs are scheduled to pay a coupon, you are not guaranteed to receive coupon payments on the ETNs. You w ill receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder w ould have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case w here the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your ow n tax advisor about your tax situation. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return Index™”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPE™ US Core Sector Index” is a trademark of Barclays Bank PLC “CAPE™” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPE™ US Core Sector Index (the “Index”) w hich is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published w ith their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or w arranty, express or implied, to the ow ners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPE™ US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of w hich is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon w hich it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no w arranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon w hich it is based, and expressly disclaims all w arranties of the merchantability or fitness for a particular purpose w ith respect thereto, and shall not be liable for any claims or losses of any nature in connection w ith the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used w ith the permission, of their respective ow ners. © Barclays Bank PLC 2013

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=40144 1/2 Equities ETN+ S&P VEQTOR™ ETN+ Shiller CAPE™ ETN+ Select MLP Leveraged ETN+ Long B S&P 500 ETN+ Long C S&P 500 ETN+ Short B S&P 500 Educational Product Primers Latest New s Internal Apps Price Upload BARX IS : Trading BARX IS : Console ETN+ Long C linked to the S&P 500 Total Return Index Overview Chart Description: Barclays ETN+ Long C leveraged Exchange Traded Notes (the “securities”) seek to approximate the returns that might be available through a “long” investment in the equity securities underlying the S&P 500® Total return index (the “index”). The securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption unless a stop-loss termination event occurs, you w ill receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the index, less the accrued financing charges applied by Barclays Bank PLC. Profile Asset Class Equities Index S&P 500 Total Return Index Denomination $100.00 Ticker BXUC Financing Level $102.89 Index Exposure $300.61 Participation 1.52 Financing Level T-bills + 0.75% p.a. Documentation Prospectus Fact Sheet Frequently Asked Questions ETN+ Long Notes Brochure Product Data as of 03 Apr 2013 Closing Indicative Note Value 197.73 Notes Outstanding 108,400 Market Capitalization USD21,433,932 Market Data Daily High 197.73 Yearly High 200.88 All Time High 200.88 Daily Low 197.73 Yearly Low 140.49 All Time Low 85.95 The f inancing rate will equal the sum of (a) 0.75% plus (b) the y ield to maturity of the most recent weekly auctioned 91-day U.S. Treasury Bills ef f ectiv e on the preceding business day in New York City . The “Closing Indicativ e Note Value” is historical, does not guarantee f uture perf ormance, and is shown f or illustrativ e purposes only . The issuer or an af f iliate will prov ide the of f icial redemption v alue to the redeeming holder in adv ance of any redemption. Market Capitalization = Closing Indicativ e Note Value x Notes Outstanding. Indicative Value History PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS Selected Risk Considerations An investment in the ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but w e urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index betw een the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you w ill lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs w ill alw ays be low er than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditw orthiness of Barclays Bank PLC w ill affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC w ere to default on its obligations, you may not receive any amounts ow ed to you under the terms of the ETNs. Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC w ill automatically redeem a series of ETNs (in w hole only, USA (en) 1 2 3 1 2 3

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=40144 2/2 but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate betw een the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index w ill depend upon the success of the Index in dynamically allocating betw een the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance w ith pre-defined w eightings that may not be optimal. Dynamic Allocation and Strategy Risk: The value of the Shiller Barclays CAPE™ US Core Sector Index w ill depend upon the success of such index in dynamically allocating among the Sector Indices. The allocation among the Sector Indices is based upon a proprietary index methodology sponsored by Barclays Bank PLC that may not provide outperformance relative to any alternative allocation among the Sector Indices or a diversified portfolio generally, and is made in accordance w ith pre-defined w eightings that may not be optimal. Leverage Risk: In cases w here an investment in the ETNs is leveraged, changes in the level of the underlying index w ill have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index w ill result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor w ill suffer losses on an investment in the ETNs substantially greater than an investor w ould if the ETNs did not contain a leverage component. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as w e are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if w e receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. The Payment on the ATMP ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you w ould receive if such payment w ere determined by reference to the official closing level of the Index. No Guaranteed Coupon Payments: In case w here the ETNs are scheduled to pay a coupon, you are not guaranteed to receive coupon payments on the ETNs. You w ill receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder w ould have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case w here the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your ow n tax advisor about your tax situation. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return Index™”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPE™ US Core Sector Index” is a trademark of Barclays Bank PLC “CAPE™” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPE™ US Core Sector Index (the “Index”) w hich is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published w ith their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or w arranty, express or implied, to the ow ners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPE™ US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of w hich is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon w hich it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no w arranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon w hich it is based, and expressly disclaims all w arranties of the merchantability or fitness for a particular purpose w ith respect thereto, and shall not be liable for any claims or losses of any nature in connection w ith the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used w ith the permission, of their respective ow ners. © Barclays Bank PLC 2013

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=40141 1/2 Equities ETN+ S&P VEQTOR™ ETN+ Shiller CAPE™ ETN+ Select MLP Leveraged ETN+ Long B S&P 500 ETN+ Long C S&P 500 ETN+ Short B S&P 500 Educational Product Primers Latest New s Internal Apps Price Upload BARX IS : Trading BARX IS : Console ETN+ Short B linked to the S&P 500 Total Return Index Overview Chart Description: Barclays ETN+ Short B leveraged Exchange Traded Notes (the “securities”) seek to approximate the returns that might be available through a “short” investment in the equity securities underlying the S&P 500® Total return index (the “index”). The securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption. Profile Asset Class Equities Index S&P 500 Total Return Index Denomination $100.00 Ticker BXDB T-Bills amount $197.93 Index Exposure $150.31 Participation 3.16 Interest Rate T-bills—0.40% p.a. Documentation Prospectus Frequently Asked Questions ETN+ Short Notes Brochure Fact Sheet Product Data as of 03 Apr 2013 Closing Indicative Note Value 47.63 Notes Outstanding 76,016 Market Capitalization USD3,620,642 Market Data Daily High 47.63 Yearly High 77.12 All Time High 106.40 Daily Low 47.63 Yearly Low 46.05 All Time Low 46.05 The T-Bill rate will equal the y ield to maturity of the most recent weekly auctioned 91-day U.S. Treasury Bills ef f ectiv e on the preceding business day in New York City . The “Closing Indicativ e Note Value” is historical, does not guarantee f uture perf ormance, and is shown f or illustrativ e purposes only . The issuer or an af f iliate will prov ide the of f icial redemption v alue to the redeeming holder in adv ance of any redemption. Market Capitalization = Closing Indicativ e Note Value x Notes Outstanding. Indicative Value History PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS Selected Risk Considerations An investment in the ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but w e urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index betw een the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you w ill lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs w ill alw ays be low er than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditw orthiness of Barclays Bank PLC w ill affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC w ere to default on its obligations, you may not receive any amounts ow ed to you under the terms of the ETNs. Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC w ill automatically redeem a series of ETNs (in w hole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. USA (en) 1 2 3 1 2 3

4/4/13 BARX Investor Solutions Product Details- Integration barxis-test.barcapint.com/US/7/en/details.app?instrumentId=40141 2/2 Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate betw een the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index w ill depend upon the success of the Index in dynamically allocating betw een the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance w ith pre-defined w eightings that may not be optimal. Dynamic Allocation and Strategy Risk: The value of the Shiller Barclays CAPE™ US Core Sector Index w ill depend upon the success of such index in dynamically allocating among the Sector Indices. The allocation among the Sector Indices is based upon a proprietary index methodology sponsored by Barclays Bank PLC that may not provide outperformance relative to any alternative allocation among the Sector Indices or a diversified portfolio generally, and is made in accordance w ith pre-defined w eightings that may not be optimal. Leverage Risk: In cases w here an investment in the ETNs is leveraged, changes in the level of the underlying index w ill have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index w ill result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor w ill suffer losses on an investment in the ETNs substantially greater than an investor w ould if the ETNs did not contain a leverage component. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as w e are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if w e receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. The Payment on the ATMP ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you w ould receive if such payment w ere determined by reference to the official closing level of the Index. No Guaranteed Coupon Payments: In case w here the ETNs are scheduled to pay a coupon, you are not guaranteed to receive coupon payments on the ETNs. You w ill receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder w ould have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case w here the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your ow n tax advisor about your tax situation. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return Index™”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPE™ US Core Sector Index” is a trademark of Barclays Bank PLC “CAPE™” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPE™ US Core Sector Index (the “Index”) w hich is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published w ith their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or w arranty, express or implied, to the ow ners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPE™ US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of w hich is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon w hich it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no w arranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon w hich it is based, and expressly disclaims all w arranties of the merchantability or fitness for a particular purpose w ith respect thereto, and shall not be liable for any claims or losses of any nature in connection w ith the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used w ith the permission, of their respective ow ners. © Barclays Bank PLC 2013